Significant Subsidiaries of Citigroup	Exhibit 21.01

       In accordance with SEC rules, the following is a list of Citigroup’s subsidiaries as of December 31, 2017, other than those subsidiaries, considered in the aggregate as a single subsidiary, that would not constitute a “significant subsidiary” as of year-end 2017.

       This list of subsidiaries will change from year-to-year as a result of changes in Citigroup’s and its subsidiaries’ results of operations and financial condition, legal entity consolidations and any sales and other dispositions of Citigroup’s subsidiaries. Accordingly, this list is not representative of the total number of subsidiaries that Citigroup may have at any given time.

The indentations below reflect the principal parenting of each subsidiary.
Subsidiary	Jurisdiction Name
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
CitiFinancial Credit Company	Delaware
Citicorp Home Mortgage Services, Inc.	North Carolina
Citigroup Finance Canada ULC	Canada
Citibank (Switzerland) AG	Switzerland
Citicorp Funding, Inc.	Delaware
Citigroup Global Markets Realty Corp.	New York
Citicorp LLC	Delaware
Citi GSCP Inc.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Citi Niagara LLC	Delaware
TRV Holdings LLC	Delaware
TRV Investments LLC	Delaware
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Citibanamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero Banamex	Mexico
Impulsora de Fondos Banamex, S.A. de C.V., Sociedad Operadora de Sociedades de Inversion	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Tarjetas Banamex, S.A. de C.V., SOFOM, E.R.	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
Citibank, N.A.	United States
Citi Real Estate Funding Inc.	New York
Citibank (China) Co., Ltd.	China
Citibank del Peru S.A.	Peru
Citibank Kazakhstan JSC	Kazakhstan
Citibank Overseas Investment Corporation	United States
Bank Handlowy w Warszawie S.A.	Poland
Citi Investments Bahamas Ltd.	Bahamas
Citi Overseas Holdings Bahamas Limited	Bahamas
Citibank Holdings Ireland Limited	Ireland

Citibank Europe plc	Ireland
Citigroup Asia Pacific Holding LLC	Delaware
Banco Citibank S.A.	Brazil
Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citigroup Pty Limited	Australia
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citibank Canada	Canada
Citibank Colombia S.A.	Colombia
Citibank Korea Inc.	Korea, Republic of
Citibank Nigeria Limited	Nigeria
Citibank Taiwan Ltd.	Taiwan
Citicorp Services India Private Limited	India
Citigroup Chile S.A.	Chile
Citigroup Netherlands B.V.	Netherlands
AO Citibank	Russian Federation
Citibank Anonim Sirketi	Turkey
Public Joint Stock Company "Citibank"	Ukraine
Yonder Investment Corporation	Delaware
Associates Financial Services (Mauritius) LLC	Mauritius
Citicorp Finance (India) Limited	India
Latin American Investment Bank Bahamas Limited	Bahamas
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp USA, Inc.	Delaware
Citi Retail Services LLC	Delaware
Citigroup Global Markets Operations and Technology LLC	Delaware
Citigroup Technology, Inc.	Delaware
CitiMortgage, Inc.	New York
Citigroup Japan Holdings G.K.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup BUSA Holdings Inc.	Delaware
Holding BUSA II, S. de R.L. de C.V.	Mexico
Holding BUSA, S. de R.L. de C.V.	Mexico
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
Citicorp Securities Services, Inc.	Delaware

Citigroup Global Markets Holdings Bahamas Limited	Bahamas
Citigroup Global Markets Limited	England
Citigroup Global Markets Inc.	New York
Citigroup Global Markets Korea Securities Limited	Korea, Republic of
Citigroup Global Markets Switzerland Holding GmbH	Switzerland
Citigroup Global Markets Europe Finance Limited	England
Citigroup Global Markets Taiwan Securities Company Limited	Taiwan
Pipestone Investments LLC	Cayman Islands
Seven World Holdings LLC	Delaware
Citigroup Global Markets India Private Limited	India
Citigroup Investments Inc.	Delaware
Citigroup Alternative Investments LLC	Delaware